          NUMBER                                           SHARES

        COMMON STOCK                                    COMMON STOCK
      $.001 PAR VALUE                                 $.001 PAR VALUE

THIS CERTIFICATE IS TRANSFERABLE             SEE REVERSE FOR CERTAIN DEFINITIONS
 IN MINNEAPOLIS OR NEW YORK                          CUSIP 037933 10 8

                          APRIA HEALTHCARE GROUP INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT




IS THE RECORD HOLDER OF

           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

                              CERTIFICATE OF STOCK

                           APRIA HEALTHCARE GROUP INC.
                                    DELAWARE

                                   CORPORATE
                                      SEAL
                                      1991

        The class or series of shares represented by this certificate has rights, privileges, restrictions or conditions attached to it. The Corporation will furnish to a stockholder, on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as they have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Apria Healthcare Group Inc. and the Rights Agent specified therein, dated as of February 8, 1995, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Apria Healthcare Group Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Apria Healthcare Group Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                        UNIF GIFT MIN ACT____________Custodian___________
TEN ENT -- as tenants by the entireties                                   (Cust)               (Minor)
JT TEN  -- as joint tenants with right of                               under Uniform Gifts to Minors
           survivorship and not as tenants                              Act ____________________________
           in common                                   UNIF TRF MIN ACT_______Custodian (until age)_____
                                                                       (Cust)
                                                                       _________under Uniform Transfer
                                                                       to Minors Act____________________
                                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                         Shares
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of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                   --------------------------------------------
                                               Attorney to transfer the said
----------------------------------------------
stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________

                                   X ___________________________________________

                                   X ___________________________________________
                             Notice: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                     CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
                                     THE FACE OF THE CERTIFICATE IN EVERY
                                     PARTICULAR, WITHOUT ALTERATION OR
                                     ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed



By___________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15